UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2025
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40896	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices, Including Zip Code)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On August 25, 2025, InvenTrust Properties Corp., as borrower (the “Company”), Wells Fargo Bank, National Association, as administrative agent (the “Term Loan Agent”) and the Lenders party thereto (the “Term Loan Lenders”) entered into a Third Amendment to the Amended and Restated Term Loan Credit Agreement (the “Term Loan Amendment”). The Term Loan Amendment amends the Amended and Restated Term Loan Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, including by the Term Loan Amendment, the “Term Loan Agreement”), dated as of December 21, 2018, among the Company, the Term Loan Agent, and the Term Loan Lenders party thereto. The Term Loan Amendment, in addition to other modifications, extended the maturity of the Company’s $400 million term loan facilities, which after giving effect to the Term Loan Amendment is divided evenly between Tranche A-1 consisting of $200 million that matures on August 26, 2030 and Tranche A-2 consisting of $200 million that matures on February 24, 2031. The Term Loan Amendment also modified the interest rates with respect to Tranche A-1 and Tranche A-2, with each Tranche bearing interest at a rate equal to, at the Company’s option, term SOFR, daily simple SOFR or the adjusted base rate (with no credit spread adjustment) plus a margin ranging from 115 to 160 basis points (in the case of SOFR loans) and 15 to 60 basis points (in the case of base rate loans), in each case, based on the Company’s leverage ratio.

On August 25, 2025, the Company, KeyBank National Association, as administrative agent (the “Revolving Facility Agent”) and the Lenders party thereto (the “Revolving Lenders”) entered into a Fourth Amendment to the Second Amended and Restated Credit Agreement (the “Revolving Facility Amendment”). The Revolving Facility Amendment amends the Second Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, including by the Revolving Facility Amendment, the “Revolving Credit Agreement”), dated as of December 21, 2018, among the Company, the Revolving Facility Agent and the Revolving Lenders party thereto. The Revolving Facility Amendment, in addition to other modifications consistent with the Term Loan Amendment, modified the applicable interest rate thereunder by removing the credit spread adjustment to SOFR.

The foregoing descriptions of the Term Loan Amendment and the Revolving Facility Amendment are qualified in their entirety by reference to the full text of the Term Loan Amendment and the Revolving Facility Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events.
On August 27, 2025, the Company issued a press release announcing, among other things, the entry into by the Company of the Term Loan Amendment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment, dated as of August 25, 2025, to the Amended and Restated Term Loan Credit Agreement, among InvenTrust Properties Corp., the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent

10.2
Fourth Amendment, dated as of August 25, 2025, to the Second Amended and Restated Credit Agreement, among InvenTrust Properties Corp., the Lenders party thereto and KeyBank National Association, as administrative agent

99.1	Press Release of InvenTrust Properties Corp. dated August 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: August 27, 2025	By:	/s/ Christy L. David
		Name:	Christy L. David
		Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary